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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                 Schedule 14D-1
                   Tender Offer Statement Pursuant to Section
                14(d)(1) of the Securities Exchange Act of 1934

                       CORT BUSINESS SERVICES CORPORATION
                           (Name of Subject Company)

                              C ACQUISITION CORP.
                          WESCO HOLDINGS MIDWEST, INC.
                          WESCO FINANCIAL CORPORATION
                                BLUE CHIP STAMPS
                                   OBH, INC.
                            BERKSHIRE HATHAWAY INC.
                               WARREN E. BUFFETT
                                   (Bidders)

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                 CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of Class of Securities)

                                  220493-10-0
                     (CUSIP Number of Class of Securities)

                                MARC D. HAMBURG
                                 VICE PRESIDENT
                          WESCO HOLDINGS MIDWEST, INC.
                               1440 KIEWIT PLAZA
                                OMAHA, NE 68131
                                 (402) 346-1400
           (Name, Address, and Telephone Number of Person Authorized
          to Receive Notices and Communications on Behalf of Bidders)

                                   Copies to:
                              MARY ANN LYMAN, ESQ.
                           MUNGER, TOLLES & OLSON LLP
                             355 SOUTH GRAND AVENUE
                             LOS ANGELES, CA  90071

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     This Amendment No. 1 amends and supplements the Tender Offer Statement on
Schedule 14D-1 (as amended, the "Schedule 14D-1") filed on January 21, 2000 relating to the offer by C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly-owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent") and an indirect wholly-owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), to purchase all of the issued and outstanding shares (the "Shares") of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of CORT Business Services Corporation, a Delaware corporation (the "Company"), at a price of $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"). Capitalized terms not defined herein have the meanings assigned thereto in the Schedule 14D-1.


ITEM 3.   PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE SUBJECT COMPANY.

     (a)-(b) Section 11 ("Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement") of the Offer to Purchase is hereby amended as follows:

     The last sentence of the second paragraph of Section 11, which appears on page 14 of the Offer to Purchase, is hereby deleted and replaced with the following:

          After receiving additional letters from Brook, the Company Board rejected the Fremont/Brook proposal on May 10, 1999 based principally on the following facts: (1) the Company Board was informed that CVC was unwilling to participate in the Fremont/Brook transaction, as would be necessary to accomplish such transaction; (2) the Company Board was informed that some other stockholders of the Company (including affiliates of CVC and BRS who held approximately 2.4% of the Company's outstanding voting shares, and members of the Company's senior management who held approximately 1.3% of these shares, and, in addition, held currently exercisable options that if exercised would result in CVC and these other stockholders owning in excess of 50% of the Company's outstanding shares) were similarly opposed to any transaction with Fremont/Brook; and (3) Messrs. Arnold and Egan informed the Company Board that they were opposed to pursuing a transaction with Brook because they were concerned that members of management as well as other employees would leave the Company in the face of a possible transaction with Brook because of differences in management style and culture between the Company and Brook.

     The tenth paragraph of Section 11, which appears on page 15 of the Offer to Purchase, is hereby amended to add the following sentence at the end of such paragraph:

          The Company did not discuss these proposals with Fremont and Brook until the Company's representatives contacted Fremont and Brook on January 3, 2000.

     The last sentence of the fifteenth paragraph of Section 11, which appears on page 16 of the Offer to Purchase, is hereby deleted and replaced with the following:

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          Representatives of Dechert suggested that any proposal submitted by
          Fremont and Brook should address prior uncertainties in their proposals including the existence, as well as the terms, of financing and due diligence conditions.


ITEM 4.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     The information set forth in Section 10 ("Source and Amount of Funds") of the Offer to Purchase, which appears on page 14 of the Offer to Purchase, is hereby amended to add the following sentence at the end of such Section:

     Any funds borrowed to effect the Offer will be repaid from cash generated from operations and proceeds from sales of investments.

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                                   SIGNATURES


          After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Amendment No. 1 to Tender Offer Statement on Schedule 14D-1 is true, complete and correct.

Dated:    February 15, 2000

                              C Acquisition Corp.


                              By: /s/ Marc D. Hamburg
                              Name:    Marc D. Hamburg
                              Title:   Secretary and Treasurer


                              Wesco Holdings Midwest, Inc.


                              By: /s/ Marc D. Hamburg
                              Name:    Marc D. Hamburg
                              Title:   Secretary and Treasurer


                              Wesco Financial Corporation


                              By: /s/ Jeffrey L. Jacobson
                              Name:    Jeffrey L. Jacobson
                              Title:   Vice President and
                                      Chief Financial Officer


                              Blue Chip Stamps


                              By: /s/ Jeffrey L. Jacobson
                              Name:    Jeffrey L. Jacobson
                              Title:   Vice President and
                                      Chief Financial Officer

                              OBH, Inc.


                              By: /s/ Marc D. Hamburg
                              Name:    Marc D. Hamburg
                              Title:   Vice President and Treasurer


                              Berkshire Hathaway Inc.


                              By: /s/ Marc D. Hamburg
                              Name:    Marc D. Hamburg
                              Title:   Vice President and Treasurer


                              /s/ Warren E. Buffett
                              Warren E. Buffett

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                               INDEX TO EXHIBITS

     (b)       Not applicable.

     (c)(1) Agreement and Plan of Merger, dated as of January 14, 2000, by and among the Ultimate Parent, Parent, Purchaser and the Company (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (c)(2) Stockholder Agreement, dated as of January 14, 2000, among Parent, Purchaser and Citicorp Venture Capital, Ltd. (filed as
               Exhibit 2.2 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (c)(3) Voting Agreement, dated as of January 14, 2000, among Parent, Purchaser and Robert N. Pokelwaldt (filed as Exhibit 2.3 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (d)       Not applicable.

     (e)       Not applicable.

     (f)       Not applicable.